PRESS RELEASE
FOR IMMEDIATE RELEASE

Green Bancorp, Inc. Reports First Quarter 2018 Financial Results
2018 First Quarter Significant Items (GAAP)

•	First quarter 2018 net income totaled $9.4 million, or $0.25 per diluted common share

•	First quarter 2018 efficiency ratio was 50.81%

•	First quarter 2018 net interest margin expanded 23 bps to 3.87% from 3.64% during fourth quarter 2017

•	Noninterest-bearing deposits increased $46.1 million during Q1 2018 and now comprise 24.6% of total deposits
2018 First Quarter Significant Items (Non-GAAP)

•	First quarter 2018 net operating earnings totaled $9.7 million, or $0.26 per diluted share

•	First quarter 2018 operating efficiency ratio was 49.90%

•	Pre-tax, pre-provision operating return on average assets (annualized) was 2.10% for Q1 2018, representing the 4th consecutive quarter over 2.00%
Houston, TX – April 26, 2018 – Green Bancorp, Inc. (NASDAQ: GNBC), the bank holding company (“Green Bancorp” or the “Company”) that operates Green Bank, N.A. (“Green Bank”), today announced results for its first quarter ended March 31, 2018.  The Company reported net income for the quarter of $9.4 million, or $0.25 per diluted common share.
Manny Mehos, Chairman and Chief Executive Officer of Green Bancorp, said, “We reported pre-tax, pre-provision operating earnings for the first quarter of $21.7 million, up 8% annualized from the $21.3 million that we reported in the fourth quarter of 2017, which demonstrates the core earnings power of the Bank. While our provision expense was elevated this quarter primarily related to a healthcare credit that moved to nonaccrual, we are confident that our credit profile is stable, our problem loans are isolated, and our NPA trends are expected to show meaningful improvement. Given the confidence in our outlook, our Board of Directors has determined that it is in the best interest of the Company and our shareholders to initiate a regular quarterly cash dividend of $0.10 per share to be paid in May. We believe this decision reflects the Bank’s improved financial performance that we have experienced over the last year which we expect to continue.”
Geoff Greenwade, President of Green Bancorp and Chief Executive Officer of Green Bank, commented, “During the first quarter, we experienced typical seasonal trends which led to a $54.0 million decline in loan balances. Looking forward, the economic backdrop in our primary markets remains favorable and we remain confident in our guidance of 7 to 9% loan growth for the full year 2018. We also continued to make solid progress in growing our core deposit base, as noninterest-bearing deposits increased $46.1 million and now comprise 24.6% of total deposits. The successful execution of our strategy to improve our deposit mix should help to offset some of the deposit price pressures that will come as the Fed continues to raise interest rates.”

Results of Operations - Quarter Ended March 31, 2018 compared with Quarter Ended December 31, 2017

Net income for the quarter ended March 31, 2018 was $9.4 million, an increase of $6.7 million, or 257.5%, compared with $2.6 million for the quarter ended December 31, 2017. Net income per diluted common share was $0.25 for the quarter ended March 31, 2018, compared with $0.07 for the quarter ended December 31, 2017. Net income for the quarter ended December 31, 2017 was reduced by income tax expense of $5.8 million related to the deferred tax asset revaluation due to enactment of the Tax Cuts and Jobs Act and $3.1 million in stock-based compensation expense, or $2.0 million net of the related tax benefit, for the accelerated vesting of certain performance options, with no comparable expenses in the quarter ended March 31, 2018. During the quarter ended March 31, 2018, provision for loan losses increased $5.3 million, which was offset by increases of $1.4 million in net interest income and $1.2 million in noninterest income.  Provision for income taxes decreased during the current quarter due to lower pre-tax net income and the reduction in the statutory tax rate to 21% effective January 1, 2018. Returns on average assets and average common equity, each on an annualized basis, for the three months ended March 31, 2018 were 0.90% and 8.15%, respectively. Green Bancorp’s efficiency ratio, which represents noninterest expense divided by the sum of net interest income and noninterest income, was 50.81% for the three months ended March 31, 2018.

Net interest income before provision for loan losses for the quarter ended March 31, 2018 increased $1.4 million, or 3.9%, to $38.2 million, compared with $36.8 million for the quarter ended December 31, 2017.  The increase in net interest income was comprised of a $1.9 million, or 4.2%, increase in interest income, offset by a $500 thousand, or 5.9%, increase in interest expense. Net interest margin for the quarter ended March 31, 2018 was 3.87%, compared with 3.64% for the quarter ended December 31, 2017.

Noninterest income for the quarter ended March 31, 2018 was $5.2 million, an increase of $1.2 million, or 31.3%, from $3.9 million for the quarter ended December 31, 2017.  The increase was primarily due to a $1.1 million net loss on held for sale loans in the prior quarter, with no loss recorded in the current quarter, offset by $707 thousand decrease in gain on sale of guaranteed portion of loans.

Noninterest expense for the quarter ended March 31, 2018 was $22.1 million, a decrease of $1.5 million, or 6.5%, from $23.6 million for the quarter ended December 31, 2017.  The decrease was primarily due to a $1.4 million decrease in salaries and employee benefits, a $585 thousand decrease in loan related expenses, offset by a $575 thousand increase in the reserve for unfunded commitments. The $1.4 million decrease in salaries and employee benefits is primarily due to the $3.1 million in stock-based compensation expense for the accelerated vesting of certain performance options recorded in the quarter ended December 31, 2017, which was offset by additional stock-based compensation expense of $1.2 million in the current quarter. The additional stock-based compensation expense in the current quarter includes $701 thousand related to new awards issued during the restructuring of the remaining performance options and an increase of $335 thousand related to stock appreciation rights.

Total loans, which includes loans held for investment and loans held for sale, at March 31, 2018 were $3.1 billion, a decrease of $53.8 million, or 1.7%, when compared with December 31, 2017.  The decrease is primarily due to a $34.4 million decrease in mortgage warehouse loans, $27.6 million decrease in commercial and industrial loans and a $16.2 million reduction in construction and land loans, offset by a $20.1 million increase in owner occupied commercial real estate loans.  At March 31, 2018, energy loans totaled $50.0 million, or 1.6% of total loans. SBA loans comprise the balance of loans held for sale at March 31, 2018.

Deposits at March 31, 2018 were $3.5 billion, an increase of $56.6 million, or 1.7%, compared with December 31, 2017.  The net increase is comprised of increases of $46.1 million, or 5.7%, in noninterest-bearing deposits, $6.4 million in interest-bearing transaction and savings deposits and $4.1 million in time deposits.  Noninterest-bearing deposits totaled 24.6% of total deposits at March 31, 2018. Average deposits decreased $73.5 million, or 2.1%, for the quarter ended March 31, 2018, compared with the prior quarter.

Asset Quality - Quarter Ended March 31, 2018 compared with Quarter Ended December 31, 2017

Nonperforming assets totaled $84.7 million, or 2.00% of period end total assets, at March 31, 2018, an increase of $13.1 million, compared with $71.6 million, or 1.68% of period end total assets, at December 31, 2017.  The increase was primarily due to the downgrade of a syndicated healthcare credit. Accruing loans classified as troubled debt restructures and included in the nonperforming asset totals were $13.6 million at March 31, 2018, compared with $13.1 million at December 31, 2017.  Real estate acquired through foreclosure totaled $802 thousand at March 31, 2018.

The allowance for loan losses was 1.22% of total loans held for investment at March 31, 2018, compared with 0.98% of total loans held for investment at December 31, 2017.  At March 31, 2018, the Company’s allowance for loan losses to total loans held for investment, excluding acquired loans that are accounted for under ASC 310-20 and ASC 310-30 and their related allowance, was 1.36%.  Further, the allowance for loan losses plus acquired loan net discount to total loans held for investment adjusted for acquired loan net discount was 1.33% as of March 31, 2018.

The Company recorded a provision for loan losses of $9.7 million for the quarter ended March 31, 2018 up from the $4.4 million provision for loan losses recorded for the quarter ended December 31, 2017.  The first quarter of 2018 provision was primarily due to the addition of specific reserves, with $3.8 million related to energy loans and $5.9 million to a syndicated healthcare credit. Uncertainty related to loans in the counties affected by Hurricane Harvey has significantly diminished as we continue to monitor the loans initially identified as having some level of impact.

Net charge-offs were $2.7 million, or 0.08% of average loans, for the quarter ended March 31, 2018, compared with net charge-offs of $6.7 million, or 0.22% of average loans, for the quarter ended December 31, 2017. Net charge-offs included partial charge-offs of $2.7 million in energy production loans during the quarter ended March 31, 2018, a decrease from $6.2 million for the quarter ended December 31, 2017.
Dividend Information
On April 25, 2018, Green Bancorp’s Board of Directors declared the initiation of a regular quarterly cash dividend of $0.10 per share on its outstanding shares of common stock, payable on May 24, 2018 to shareholders of record as of May 10, 2018.
Non-GAAP Financial Measures

Green Bancorp’s management uses certain non−GAAP (generally accepted accounting principles) financial measures to evaluate its performance.  Specifically, Green Bancorp reviews tangible book value per common share, the tangible common equity to tangible assets ratio, the return on average tangible common equity ratio, allowance for loan losses less allowance for loan losses on acquired loans to total loans held for investment excluding acquired loans, allowance for loan losses plus acquired loans net discount to total loans held for investment adjusted for acquired loan net discount, operating earnings, pre-tax, pre-provision operating earnings, diluted operating earnings per share, operating return on average assets, operating return on average tangible common equity and operating efficiency ratio.  Green Bancorp has included in this Earnings Release information related to these non-GAAP financial measures for the applicable periods presented.  Please refer to the “Notes to Financial Highlights” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures.

Conference Call

As previously announced, Green Bancorp will hold a conference call today, April 26, 2018, to discuss its first quarter results at 5:00 p.m. (Eastern Time).  The conference call can be accessed live over the phone by dialing 1-877-407-0789, or for international callers, 1-201-689-8562 and requesting to be joined to the Green Bancorp First Quarter Earnings Conference Call.  A replay will be available starting at 8:00 p.m. (Eastern Time) on April 26, 2018 and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671.  The passcode for the replay is 13678215.  The replay will be available until 11:59 p.m. (Eastern Time) on May 3, 2018.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the investor relations section of the Company's website at investors.greenbank.com.  The online replay will remain available for a limited time beginning immediately following the call.

To learn more about Green Bancorp, please visit the Company's website at www.greenbank.com.  Green Bancorp uses its website as a channel of distribution for material Company information.  Financial and other material information regarding Green Bancorp is routinely posted on the Company's website and is readily accessible.

About Green Bancorp, Inc.

Headquartered in Houston, Texas, Green Bancorp is a bank holding company that operates Green Bank in the Houston and Dallas metropolitan areas and Austin, Louisville and Honey Grove.  Commercial-focused, Green Bank is a nationally chartered bank regulated by the Office of the Comptroller of the Currency, a division of the Department of the Treasury of the United States.

Forward Looking Statement

The information presented herein and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving Green Bancorp’s expectations or predictions of future financial or business performance or conditions.  Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions.  These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements.

You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made.  These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Statements about the expected timing, completion and effects of the proposed transactions and all other statements in this release other than historical facts constitute forward-looking statements.

In addition to factors previously disclosed in Green Bancorp’s reports filed with the SEC and those identified elsewhere in this communication, the following factors among others, could cause actual results to differ materially from forward-looking statements: changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Media & Investor Relations Contacts:

Geoff Greenwade	Terry Earley
President	Chief Financial Officer
713-275-8203	713-316-3672
ggreenwade@greenbank.com	tearley@greenbank.com

Green Bancorp, Inc.
Financial Highlights
(Unaudited)

	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017

	(Dollars in thousands)
Period End Balance Sheet Data:
Cash and cash equivalents	$142,144	$140,681	$179,463	$134,995	$255,581
Securities	729,146	718,814	707,989	718,750	589,468
Other investments	38,157	27,283	22,443	26,002	19,057

Loans held for sale	7,461	7,156	17,673	18,030	17,350
Loans held for investment	3,136,336	3,190,485	3,071,761	3,123,355	3,012,275
Total Loans	3,143,797	3,197,641	3,089,434	3,141,385	3,029,625
Allowance for loan losses	(38,233)	(31,220)	(33,480)	(31,991)	(31,936)
Goodwill	85,291	85,291	85,291	85,291	85,291
Core deposit intangibles, net	8,187	8,503	8,835	9,215	9,595
Real estate acquired through foreclosure	802	802	802	921	1,356
Premises and equipment, net	23,694	24,002	29,733	30,108	30,604
Other assets	92,262	90,119	70,415	71,021	83,359
Total assets	$4,225,247	$4,261,916	$4,160,925	$4,185,697	$4,072,000

Noninterest-bearing deposits	$849,297	$803,210	$684,329	$683,656	$705,480
Interest-bearing transaction and savings deposits	1,337,973	1,331,601	1,383,514	1,324,307	1,404,988
Certificates and other time deposits	1,266,457	1,262,332	1,340,410	1,352,459	1,305,670
Total deposits	3,453,727	3,397,143	3,408,253	3,360,422	3,416,138
Securities sold under agreements to repurchase	4,948	5,173	5,867	5,221	4,316
Other borrowed funds	230,000	325,000	215,000	305,000	150,000
Subordinated debentures and subordinated notes	47,878	47,737	47,596	47,454	47,304
Other liabilities	19,816	23,068	21,898	15,859	16,954
Total liabilities	3,756,369	3,798,121	3,698,614	3,733,956	3,634,712
Shareholders' equity	468,878	463,795	462,311	451,741	437,288
Total liabilities and equity	$4,225,247	$4,261,916	$4,160,925	$4,185,697	$4,072,000

Green Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended
	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017

	(Dollars in thousands)
Income Statement Data:
Interest income:
Loans, including fees	$41,799	$39,870	$39,549	$38,476	$36,371
Securities	4,558	4,446	4,337	3,928	2,583
Other investments	300	241	221	197	188
Deposits in financial institutions and fed funds sold	493	671	432	331	409
Total interest income	47,150	45,228	44,539	42,932	39,551
Interest expense:
Transaction and savings deposits	2,464	2,588	2,502	2,230	1,978
Certificates and other time deposits	4,071	4,017	4,042	3,786	3,607
Subordinated debentures and subordinated notes	1,079	1,065	1,059	1,051	1,041
Other borrowed funds	1,294	738	657	560	282
Total interest expense	8,908	8,408	8,260	7,627	6,908
Net interest income	38,242	36,820	36,279	35,305	32,643
Provision for loan losses	9,663	4,405	2,300	1,510	6,145
Net interest income after provision for loan losses	28,579	32,415	33,979	33,795	26,498
Noninterest income:
Customer service fees	2,395	2,273	2,365	2,199	2,266
Loan fees	833	704	871	1,106	834
(Loss) gain on sale of available-for-sale securities, net	—	—	(332)	294	—
(Loss) gain on held for sale loans, net	—	(1,098)	(1,294)	222	(138)
Gain on sale of guaranteed portion of loans, net	941	1,648	1,302	878	1,927
Other	989	401	478	1,000	606
Total noninterest income	5,158	3,928	3,390	5,699	5,495
Noninterest expense:
Salaries and employee benefits	13,601	14,996	12,487	12,653	12,406
Occupancy	2,077	2,069	2,080	2,048	1,997
Professional and regulatory fees	2,261	2,241	2,331	1,899	2,397
Data processing	972	981	924	995	908
Software license and maintenance	716	636	464	438	489
Marketing	176	259	154	163	199
Loan related	47	632	271	301	600
Real estate acquired by foreclosure, net	12	30	159	223	292
Other	2,191	1,738	1,197	891	1,551
Total noninterest expense	22,053	23,582	20,067	19,611	20,839
Income before income taxes	11,684	12,761	17,302	19,883	11,154
Provision for income taxes	2,322	10,142	5,895	6,985	3,942
Net income	$9,362	$2,619	$11,407	$12,898	$7,212

Green Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended
	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017

	(Dollars in thousands)
Per Share Data (Common Stock):
Basic earnings per common share	$0.25	$0.07	$0.31	$0.35	$0.19
Diluted earnings per share	0.25	0.07	0.31	0.35	0.19
Book value per common share	12.62	12.50	12.46	12.20	11.81
Tangible book value per common share (1)	10.10	9.97	9.93	9.65	9.25

Common Stock Data:
Shares outstanding at period end	37,163	37,103	37,096	37,035	37,015
Weighted average basic shares outstanding for the period	37,341	37,103	37,056	37,023	36,990
Weighted average diluted shares outstanding for the period	37,586	37,393	37,332	37,264	37,238

Selected Performance Metrics:
Return on average assets(2)	0.90%	0.25%	1.10%	1.26%	0.73%
Pre-tax, pre-provision operating return on average assets(1)(2)	2.10	2.01	2.04	2.04	1.76
Return on average equity(2)	8.15	2.23	9.90	11.62	6.71
Return on average tangible common equity(1)(2)	10.47	3.02	12.74	15.04	8.88
Efficiency ratio	50.81	57.87	50.59	47.83	54.64
Loans to deposits ratio	90.81	93.92	90.13	92.95	88.18
Net interest margin	3.87	3.64	3.65	3.63	3.47
Noninterest expense to average assets(2)	2.13	2.23	1.93	1.92	2.10

Selected Performance Metrics - Operating:(1)
Diluted operating earnings per share	$0.26	$0.14	$0.33	$0.34	$0.20
Operating return on average assets (2)	0.93%	0.50%	1.20%	1.23%	0.74%
Operating return on average tangible common equity(2)	10.81	5.90	13.89	14.66	8.99
Operating efficiency ratio	49.90	47.69	46.49	49.09	54.28

Green Bancorp Capital Ratios:
Average shareholders’ equity to average total assets	11.1%	11.1%	11.1%	10.9%	10.8%
Tier 1 capital to average assets (leverage)	9.8	9.5	9.5	9.3	9.1
Common equity tier 1 capital	10.9	10.5	10.6	10.1	10.0
Tier 1 capital to risk-weighted assets	11.2	10.9	11.0	10.5	10.4
Total capital to risk-weighted assets	13.3	12.7	12.9	12.4	12.3
Tangible common equity to tangible assets(1)	9.1	8.9	9.1	8.7	8.6

Green Bank Capital Ratios:
Tier 1 capital to average assets (leverage)	10.4%	10.1%	10.1%	9.6%	9.1%
Common equity tier 1 capital	12.0	11.6	11.8	10.9	10.4
Tier 1 capital to risk-weighted assets	12.0	11.6	11.8	10.9	10.4
Total capital to risk-weighted assets	13.0	12.4	12.6	11.7	11.2

(1)	Refer to “Notes to Financial Highlights” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure.

(2)	Annualized ratio.

Green Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended
	March 31, 2018			December 31, 2017			March 31, 2017
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate

	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$3,128,803	$41,799	5.42%	$3,082,005	$39,870	5.13%	$3,035,146	$36,371	4.86%
Securities	719,843	4,558	2.57	713,137	4,446	2.47	571,875	2,583	1.83
Other investments	32,191	300	3.78	23,359	241	4.09	18,908	188	4.03
Interest earning deposits in financial institutions and federal funds sold	124,487	493	1.61	197,454	671	1.35	186,418	409	0.89
Total interest-earning assets	4,005,324	47,150	4.77%	4,015,955	45,228	4.47%	3,812,347	39,551	4.21%
Allowance for loan losses	(32,234)			(33,708)			(27,669)
Noninterest-earning assets	231,110			221,858			232,066
Total assets	$4,204,200			$4,204,105			$4,016,744

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$1,301,898	$2,464	0.77%	$1,387,873	$2,588	0.74%	$1,382,680	$1,978	0.58%
Certificates and other time deposits	1,262,644	4,071	1.31	1,290,277	4,017	1.24	1,325,329	3,607	1.10
Securities sold under agreements to repurchase	5,200	2	0.16	5,153	2	0.15	3,494	1	0.12
Other borrowed funds	314,833	1,292	1.66	237,989	736	1.23	160,778	281	0.71
Subordinated debentures and subordinated notes	47,814	1,079	9.15	47,673	1,065	8.86	47,550	1,041	8.88
Total interest-bearing liabilities	2,932,389	8,908	1.23%	2,968,965	8,408	1.12%	2,919,831	6,908	0.96%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	785,784			745,707			644,212
Other liabilities	20,012			23,574			17,006
Total liabilities	3,738,185			3,738,246			3,581,049
Shareholders’ equity	466,015			465,859			435,695
Total liabilities and shareholders’ equity	$4,204,200			$4,204,105			$4,016,744

Net interest rate spread			3.54%			3.35%			3.25%
Net interest income and margin(1)		$38,242	3.87%		$36,820	3.64%		$32,643	3.47%

(1)    Net interest margin is equal to net interest income divided by interest-earning assets.

Green Bancorp, Inc.
Financial Highlights
(Unaudited)

Yield Trend

	For the Quarter Ended
	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Average yield on interest-earning assets:
Loans, including fees	5.42%	5.13%	5.11%	5.02%	4.86%
Securities	2.57	2.47	2.42	2.32	1.83
Other investments	3.78	4.09	3.37	3.45	4.03
Interest-earning deposits in financial institutions and federal funds sold	1.61	1.35	1.27	1.06	0.89
Total interest-earning assets	4.77%	4.47%	4.48%	4.42%	4.21%

Average rate on interest-bearing liabilities:
Interest-bearing transaction and savings	0.77%	0.74%	0.74%	0.66%	0.58%
Certificates and other time deposits	1.31	1.24	1.19	1.16	1.10
Other borrowed funds	1.64	1.20	1.11	1.01	0.70
Subordinated debentures	9.15	8.86	8.84	8.90	8.88
Total interest-bearing liabilities	1.23%	1.12%	1.10%	1.04%	0.96%

Net interest rate spread	3.54%	3.35%	3.38%	3.38%	3.25%
Net interest margin(1)	3.87%	3.64%	3.65%	3.63%	3.47%

(1)     Net interest margin is equal to net interest income divided by interest-earning assets.
Supplemental Yield Trend

	For the Quarter Ended
	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Average yield on loans, excluding fees and discounts(2)	4.94%	4.74%	4.69%	4.59%	4.42%
Average cost of interest-bearing deposits	1.03	0.98	0.96	0.90	0.84
Average cost of total deposits, including noninterest-bearing	0.79	0.77	0.77	0.72	0.68

(2)    Average yield on loans, excluding fees and discounts, is equal to loan interest income divided by average loan principal.

Green Bancorp, Inc.
Financial Highlights
(Unaudited)

Portfolio Composition

	Mar 31, 2018		Dec 31, 2017		Sep 30, 2017		Jun 30, 2017		Mar 31, 2017

	(Dollars in thousands)
Period End Balances

Commercial & industrial	$1,038,715	33.1%	$1,066,266	33.4%	$926,382	30.2%	$930,793	29.8%	$877,228	29.1%
Mortgage warehouse	185,849	5.9%	220,230	6.9%	222,468	7.2%	213,539	6.8%	135,754	4.5%
Real Estate:
Owner occupied commercial	435,366	13.9	415,230	13.0	408,398	13.3	407,317	13.0	415,595	13.8
Commercial	1,068,832	34.2	1,067,779	33.5	1,068,742	34.8	1,109,237	35.5	1,129,031	37.5
Construction, land & land development	148,732	4.7	164,952	5.2	193,856	6.3	201,992	6.5	201,946	6.7
Residential mortgage	242,529	7.7	238,580	7.5	235,089	7.7	239,834	7.7	241,839	8.0
Consumer and Other	16,313	0.5	17,448	0.5	16,826	0.5	20,643	0.7	10,882	0.4
Total loans held for investment	$3,136,336	100.0%	$3,190,485	100.0%	$3,071,761	100.0%	$3,123,355	100.0%	$3,012,275	100.0%

Deposits:
Noninterest-bearing	$849,297	24.6%	$803,210	23.6%	$684,329	20.1%	$683,656	20.3%	$705,480	20.7%
Interest-bearing transaction	248,680	7.2	200,769	5.9	201,860	5.9	207,106	6.2	208,213	6.1
Money market	1,004,174	29.0	1,041,954	30.7	1,085,433	31.9	1,016,453	30.3	1,089,699	31.9
Savings	85,119	2.5	88,878	2.6	96,221	2.8	100,748	3.0	107,076	3.1
Certificates and other time deposits	1,266,457	36.7	1,262,332	37.2	1,340,410	39.3	1,352,459	40.2	1,305,670	38.2
Total deposits	$3,453,727	100.0%	$3,397,143	100.0%	$3,408,253	100.0%	$3,360,422	100.0%	$3,416,138	100.0%

Loan to Deposit Ratio	90.8%		93.9%		90.1%		92.9%		88.2%

Green Bancorp, Inc.
Financial Highlights
(Unaudited)

Asset Quality

	As of and for the Quarter Ended
	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017

	(Dollars in thousands)
Nonperforming Assets:
Nonaccrual loans	$55,565	$47,892	$43,656	$43,257	$59,338
Accruing loans 90 or more days past due	5,412	375	4,828	2,651	5,500
Restructured loans—nonaccrual	9,298	9,446	10,555	19,362	10,276
Restructured loans—accrual	13,623	13,093	18,251	7,637	11,068
Total nonperforming loans held for investment	83,898	70,806	77,290	72,907	86,182
Nonperforming loans held for sale	—	—	14,552	1,700	—
Real estate acquired through foreclosure	802	802	802	921	1,356
Total nonperforming assets	$84,700	$71,608	$92,644	$75,528	$87,538

Charge-offs:
Commercial and industrial	$(2,699)	$(6,447)	$(840)	$(466)	$(1,312)
Owner occupied commercial real estate	—	(126)	—	(961)	—
Construction, land & land development	—	—	—	—	(95)
Residential mortgage	—	(19)	—	—	—
Other consumer	(24)	(112)	(10)	(126)	(8)
Total charge-offs	(2,723)	(6,704)	(850)	(1,553)	(1,415)

Recoveries:
Commercial and industrial	$8	$6	$12	$73	$585
Owner occupied commercial real estate	—	—	—	—	4
Commercial real estate	2	1	4	3	—
Construction, land & land development	—	2	1	—	74
Residential mortgage	15	27	21	16	57
Other consumer	48	3	1	6	122
Total recoveries	73	39	39	98	842

Net (charge-offs) recoveries	$(2,650)	$(6,665)	$(811)	$(1,455)	$(573)

Allowance for loan losses at end of period	$38,233	$31,220	$33,480	$31,991	$31,936

Asset Quality Ratios:
Nonperforming assets to total assets	2.00%	1.68%	2.23%	1.80%	2.15%
Nonperforming loans to total loans held for investment	2.68	2.22	2.52	2.33	2.86
Total classified assets to total regulatory capital	27.99	28.61	32.21	28.70	38.00
Allowance for loan losses to total loans held for investment	1.22	0.98	1.09	1.02	1.06
Net charge-offs (recoveries) to average loans outstanding	0.08	0.22	0.03	0.05	0.02

Green Bancorp, Inc.
Notes to Financial Highlights
(Unaudited)

We identify certain financial measures discussed in this release as being “non‑GAAP financial measures.” In accordance with the SEC’s rules, we classify a financial measure as being a non‑GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles as in effect from time to time in the United States in our statements of income, balance sheet or statements of cash flows. Non‑GAAP financial measures do not include operating and other statistical measures or ratios or statistical measures calculated using exclusively either financial measures calculated in accordance with GAAP, operating measures or other measures that are not non‑GAAP financial measures or both.

The non‑GAAP financial measures that we discuss in this release should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non‑GAAP financial measures that we discuss in this release may differ from that of other companies reporting measures with similar names. You should understand how such other banking organizations calculate their financial measures similar or with names similar to the non‑GAAP financial measures we have discussed in this release when comparing such non‑GAAP financial measures.

Tangible Book Value Per Common Share.  Tangible book value is a non‑GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as shareholders’ equity less goodwill and core deposit intangibles, net of accumulated amortization; and (b) tangible book value per common share as tangible common equity (as described in clause (a)) divided by shares of common stock outstanding. For tangible book value, the most directly comparable financial measure calculated in accordance with GAAP is our book value.

We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value.

The following table reconciles, as of the dates set forth below, total shareholders’ equity to tangible common equity and presents our tangible book value per common share compared with our book value per common share:

	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017

	(Dollars in thousands, except per share data)
Tangible Common Equity
Total shareholders’ equity	$468,878	$463,795	$462,311	$451,741	$437,288
Adjustments:
Goodwill	85,291	85,291	85,291	85,291	85,291
Core deposit intangibles	8,187	8,503	8,835	9,215	9,595
Tangible common equity	$375,400	$370,001	$368,185	$357,235	$342,402
Common shares outstanding(1)	37,163	37,103	37,096	37,035	37,015
Book value per common share(1)	$12.62	$12.50	$12.46	$12.20	$11.81
Tangible book value per common share(1)	$10.10	$9.97	$9.93	$9.65	$9.25

(1)    Excludes the dilutive effect of common stock issuable upon exercise of outstanding stock options.  The number of exercisable options outstanding was 627,059 as of Mar 31, 2018; 754,110 as of Dec 31, 2017; 467,257 as of Sep 30, 2017; 465,281 as of Jun 30, 2017; and 472,653 as of Mar 31, 2017.

Green Bancorp, Inc.
Notes to Financial Highlights
(Unaudited)

Tangible Common Equity to Tangible Assets.  Tangible common equity to tangible assets is a non‑GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as shareholders’ equity less goodwill and core deposit intangibles, net of accumulated amortization; (b) tangible assets as total assets less goodwill and core deposit intangibles, net of accumulated amortization; and (c) tangible common equity to tangible assets as tangible common equity (as described in clause (a)) divided by tangible assets (as described in clause (b)). For common equity to tangible assets, the most directly comparable financial measure calculated in accordance with GAAP is total shareholders’ equity to total assets.

We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in common equity and total assets, each exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing both total shareholders’ equity and assets while not increasing our tangible common equity or tangible assets.

The following table reconciles, as of the dates set forth below, total shareholders’ equity to tangible common equity and total assets to tangible assets and presents our tangible common equity to tangible assets:

	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017

	(Dollars in thousands)
Tangible Common Equity
Total shareholders’ equity	$468,878	$463,795	$462,311	$451,741	$437,288
Adjustments:
Goodwill	85,291	85,291	85,291	85,291	85,291
Core deposit intangibles	8,187	8,503	8,835	9,215	9,595
Tangible common equity	$375,400	$370,001	$368,185	$357,235	$342,402
Tangible Assets
Total assets	$4,225,247	$4,261,916	$4,160,925	$4,185,697	$4,072,000
Adjustments:
Goodwill	85,291	85,291	85,291	85,291	85,291
Core deposit intangibles	8,187	8,503	8,835	9,215	9,595
Tangible assets	$4,131,769	$4,168,122	$4,066,799	$4,091,191	$3,977,114
Tangible Common Equity to Tangible Assets	9.09%	8.88%	9.05%	8.73%	8.61%

Green Bancorp, Inc.
Notes to Financial Highlights
(Unaudited)

Return on Average Tangible Common Equity.  Return on average tangible common equity is a non‑GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) average tangible common equity as average shareholders’ equity less average goodwill and average core deposit intangibles, net of accumulated amortization; (b) net income less the effect of intangible assets as net income plus amortization of core deposit intangibles, net of taxes; and (c) return (as described in clause (a)) divided by average tangible common equity (as described in clause (b)). For return on average tangible common equity, the most directly comparable financial measure calculated in accordance with GAAP is return on average equity.

We believe that this measure is important to many investors in the marketplace who are interested in the return on common equity, exclusive of the impact of intangible assets.  Goodwill and other intangible assets, including core deposit intangibles, have the effect of increasing total shareholders’ equity, while not increasing our tangible common equity.  This measure is particularly relevant to acquisitive institutions who may have higher balances in goodwill and other intangible assets than non-acquisitive institutions.

The following table reconciles, as of the dates set forth below, average tangible common equity to average common equity and net income excluding amortization of core deposit intangibles, net of tax to net income and presents our return on average tangible common equity:

	As of and for the Quarter Ended
	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017

	(Dollars in thousands)
Net income adjusted for amortization of core deposit intangibles
Net income	$9,362	$2,619	$11,407	$12,898	$7,212
Adjustments:
Plus: Amortization of core deposit intangibles	316	330	380	380	380
Less: Tax benefit at the statutory rate	66	116	133	133	133
Net income (loss) adjusted for amortization of core deposit intangibles	$9,612	$2,833	$11,654	$13,145	$7,459

Average Tangible Common Equity
Total average shareholders’ equity	$466,015	$465,859	$457,303	$445,334	$435,695
Adjustments:
Average goodwill	85,291	85,291	85,291	85,291	85,291
Average core deposit intangibles	8,343	8,661	9,065	9,461	9,844
Average tangible common equity	$372,381	$371,907	$362,947	$350,582	$340,560
Return on Average Tangible Common Equity (Annualized)	10.47%	3.02%	12.74%	15.04%	8.88%

Green Bancorp, Inc.
Notes to Financial Highlights
(Unaudited)

Allowance for Loan Losses less Allowance for Loan Losses on Acquired Loans to Total Loans Held for Investment excluding Acquired Loans.  The allowance for loan losses less allowance for loan losses on acquired loans to total loans held for investment excluding acquired loans is a non‑GAAP measure used by management to evaluate the Company’s financial condition.  Due to the application of purchase accounting, we use this non-GAAP ratio that excludes that impact of these items to evaluate our allowance for loan losses to total loans held for investment.  We calculate: (a) total allowance for loan losses less allowance for loan losses on acquired loans as allowance for loan losses less the allowance for loan losses on acquired loans; (b) total loans held for investment excluding acquired loans as total loans held for investment less the carrying value of acquired loans accounted for under ASC topics 310-20 and 310-30; and (c) allowance for loan losses less allowance for loan losses on acquired loans to total loans held for investment excluding acquired loans as the allowance for loan losses less allowance for loan losses on acquired loans (as calculated in clause (a)) divided by total loans held for investment excluding acquired loans (as calculated in clause (b)).  For allowance for loan losses less allowance for loan losses on acquired loans to total loans held for investment excluding acquired loans, the most directly comparable financial measure calculated in accordance with GAAP is allowance for loan losses to total loans held for investment.

We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in the allowance for loan losses less allowance for loan losses on acquired loans to total loans held for investment excluding acquired loans.  The acquired loans may have a premium or discount associated with them that includes a potential credit loss component with similar characteristics to the allowance for loan losses.  This measure reports the allowance for loan loss coverage to only those loans not accounted for pursuant to ASC topics 310-20 and 310-30 which may assist the investor in evaluating the allowance coverage of loans excluding acquired loans.

The following table reconciles, as of the dates set forth below, allowance for loan losses less allowance for loan losses on acquired loans to total loans held for investment excluding acquired loans:

	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017

	(Dollars in thousands)
Allowance for loan losses less allowance for loan losses on acquired loans
Allowance for loan losses	$38,233	$31,220	$33,480	$31,991	$31,936
Less: Allowance for loan losses on acquired loans	1,698	1,242	1,326	1,462	2,825
Total allowance for loan losses less allowance for loan losses on acquired loans	$36,535	$29,978	$32,154	$30,529	$29,111

Total loans held for investment excluding acquired loans
Total loans held for investment	$3,136,336	$3,190,485	$3,071,761	$3,123,355	$3,012,275
Less: Carrying value of acquired loans accounted for under ASC Topics 310-20 and 310-30	451,609	513,994	586,522	646,601	730,064
Total loans held for investment excluding acquired loans	$2,684,727	$2,676,491	$2,485,239	$2,476,754	$2,282,211
Allowance for loan losses less allowance for loan losses on acquired loans to total loans held for investment excluding acquired loans	1.36%	1.12%	1.29%	1.23%	1.28%

Green Bancorp, Inc.
Notes to Financial Highlights
(Unaudited)

Allowance for Loan Losses plus Acquired Loan Net Discount to Total Loans Held for Investment adjusted for Acquired Loan Net Discount.  Allowance for loan losses plus acquired loan net discount to total loans held of investment adjusted for acquired loan net discount is a non‑GAAP measure used by management to evaluate the Company’s financial condition. We calculate: (a) allowance for loan losses plus acquired loan net discount as allowance for loan losses plus acquired loan net discount, net of accumulated amortization; (b) total loans held for investment adjusted for acquired loan net discount as total loans held for investment plus acquired loan net discount, net of accumulated amortization; and (c) allowance for loan losses plus acquired loan net discount to total loans held for investment adjusted for acquired loan net discount as allowance for loan losses plus acquired loan net discount (as calculated in clause (a)) divided by total loans held for investment adjusted for acquired loan net discount (as calculated in clause (b)).  For allowance for loan losses to total loans excluding acquired loans, the most directly comparable financial measure calculated in accordance with GAAP is allowance for loan losses to total loans.

We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in the allowance for loan losses plus the acquired loan net discount to total loans held for investment adjusted for the acquired loan net discount.  This measure reports the combined allowance for loan loss and acquired loan net discount (or premium) as a percentage of loans held for investment inclusive of the acquired loan net discount (or premium) which may assist the investor in evaluating allowance coverage on loans inclusive of additional discount or premium resulting from purchase accounting adjustments.

The following table reconciles, as of the dates set forth below, allowance for loan losses plus acquired loans net discount to total loans adjusted for acquired loan net discount:

	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017

	(Dollars in thousands)
Allowance for loan losses plus acquired loan net discount
Allowance for loan losses at end of period	$38,233	$31,220	$33,480	$31,991	$31,936
Plus: Net discount on acquired loans	3,495	4,371	5,112	6,240	7,314
Total allowance plus acquired loan net discount	$41,728	$35,591	$38,592	$38,231	$39,250

Total loans held for investment adjusted for acquired loan net discount
Total loans held for investment	$3,136,336	$3,190,485	$3,071,761	$3,123,355	$3,012,275
Plus: Net discount on acquired loans	3,495	4,371	5,112	6,240	7,314
Total loans held for investment adjusted for acquired loan net discount	$3,139,831	$3,194,856	$3,076,873	$3,129,595	$3,019,589
Allowance for loan losses plus acquired loan net discount loans to total loans held for investment adjusted for acquired loan net discount	1.33%	1.11%	1.25%	1.22%	1.30%

Green Bancorp, Inc.
Notes to Financial Highlights
(Unaudited)

Operating Earnings, Pre-tax, Pre-provision Operating Earnings and performance metrics calculated using Operating Earnings and Pre-tax, Pre-provision Operating Earnings, including Diluted Operating Earnings per Share, Operating Return on Average Assets, Operating Return on Average Tangible Common Equity and Operating Efficiency Ratio. Operating earnings and pre-tax, pre-provision operating earnings are non GAAP measures used by management to evaluate the Company’s financial performance. We calculate (a) operating earnings as net income (loss) plus loss (gain) on sale of securities available-for-sale, net, plus loss (gain) on held for sale loans, net, plus stock based compensation expense for performance option vesting, plus shelf and secondary offering expenses. We calculate (b) pre-tax, pre-provision operating earnings as (a) operating earnings plus provision (benefit) for income taxes, plus provision for loan losses.

We believe that these measures and the operating metrics calculated utilizing these measures are important to management and many investors in the marketplace who are interested in understanding the ongoing operating performance of the company and provide meaningful comparisons to its peers.

The following tables reconcile, as of the dates set forth below, operating earnings and pre-tax, pre-provision operating earnings and related metrics:

	As of and for the Quarter Ended
	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017

	(Dollars in thousands)
Operating Earnings
Net Income (loss)	$9,362	$2,619	$11,407	$12,898	$7,212
Plus: Loss (gain) on sale of securities available-for-sale, net	—	—	332	(294)	—
Plus: Loss (gain) on held for sale loans, net	—	1,098	1,294	(222)	138
Plus: Stock based compensation expense for performance option vesting	—	3,051	—	—	—
Plus: Shelf and secondary offering expenses	397	—	—	—	—
Less: Tax benefit at the statutory rate	83	1,452	$569	(181)	48
Net operating earnings	$9,676	$5,316	$12,464	$12,563	$7,302

Weighted average diluted shares outstanding	37,586	37,393	37,332	37,264	37,238
Diluted earnings per share	$0.25	$0.07	$0.31	$0.35	$0.19
Diluted operating earnings per share	0.26	0.14	0.33	0.34	0.20

Pre-Tax, Pre-Provision Operating Earnings
Net Income (loss)	$9,362	$2,619	$11,407	$12,898	$7,212
Plus: Provision (benefit) for income taxes	2,322	10,142	5,895	6,985	3,942
Plus: Provision for loan losses	9,663	4,405	2,300	1,510	6,145
Plus: Loss (gain) on sale of securities available-for-sale, net	—	—	332	(294)	—
Plus: Loss (gain) on held for sale loans, net	—	1,098	1,294	(222)	138
Plus: Stock based compensation expense for performance option vesting	—	3,051	—	—	—
Plus: Shelf and secondary offering expenses	397	—	—	—	—
Net pre-tax, pre-provision operating earnings	$21,744	$21,315	$21,228	$20,877	$17,437

Total average assets	$4,204,200	$4,204,105	$4,131,706	$4,096,386	$4,016,744
Pre-tax, pre-provision operating return on average assets (annualized)	2.10%	2.01%	2.04%	2.04%	1.76%

Green Bancorp, Inc.
Notes to Financial Highlights
(Unaudited)

	As of and for the Quarter Ended
	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017

	(Dollars in thousands)
Average Total Assets	$4,204,200	$4,204,105	$4,131,706	$4,096,386	$4,016,744
Return on average assets	0.90%	0.25%	1.10%	1.26%	0.73%
Operating return on average assets (annualized)	0.93%	0.50%	1.20%	1.23%	0.74%

Operating earnings adjusted for amortization of core deposit intangibles
Operating earnings	$9,676	$5,316	$12,464	$12,563	$7,302
Adjustments:
Plus: Amortization of core deposit intangibles	316	330	380	380	380
Less: Tax benefit at the statutory rate	66	116	133	133	133
Operating earnings adjusted for amortization of core deposit intangibles	$9,926	$5,530	$12,711	$12,810	$7,549

Average Tangible Common Equity
Total average shareholders’ equity	$466,015	$465,859	$457,303	$445,334	$435,695
Adjustments:
Average goodwill	85,291	85,291	85,291	85,291	85,291
Average core deposit intangibles	8,343	8,661	9,065	9,461	9,844
Average tangible common equity	$372,381	$371,907	$362,947	$350,582	$340,560
Operating return on average tangible common equity (Annualized), operating earnings	10.81%	5.90%	13.89%	14.66%	8.99%

Efficiency ratio	50.81%	57.87%	50.59%	47.83%	54.64%
Operating efficiency ratio	49.90%	47.69%	46.49%	49.09%	54.28%